Exhibit 99.1

Contact:	Brian J. Begley
Vice President, Investor Relations
(215) 546-5005
(215) 553-8455 (facsimile)

ATLAS PIPELINE HOLDINGS, L.P.

REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Philadelphia, PA, February 23, 2010 – Atlas Pipeline Holdings, L.P. (NYSE: AHD) (the “Partnership”), the parent of the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL” or “Atlas Pipeline”) and its subsidiaries, today reported its results for the quarter and year ended December 31, 2009. The Partnership, which at December 31, 2009 owned a 2% general partner interest, all of the incentive distribution rights, 5.8 million common units and 15,000 $1,000 par value 12% cumulative preferred limited partnership units of Atlas Pipeline, presents its financial results consolidated with those of Atlas Pipeline.

On a GAAP basis, the Partnership had a net loss attributable to common limited partners of $6.3 million for the fourth quarter of 2009 compared with a net loss of $66.6 million for the prior year fourth quarter. The decreased loss was primarily due to a prior year $100.3 million charge for APL’s goodwill impairment, net of non-controlling interest, partially offset by a $22.0 million prior year gain attributable to APL’s non-cash derivative gains, net of non-controlling interest, resulting from the mark-to-market adjustment of certain derivative positions that it maintains to hedge the variability in expected future cash flows attributable to changes in commodity market prices. The Partnership had net income attributable to common limited partners of $4.0 million for the year ended December 31, 2009 compared with a net loss of $73.7 million for the prior year. The increase in net income attributable to common limited partners was primarily due to APL’s fourth quarter charges referenced above. Please see today’s APL press release regarding its 2009 annual earnings for further information regarding its results.

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Pipeline’s 2009 annual results on Wednesday, February 24, 2010 at 9:00 am EST by going to the home page of Atlas Pipeline’s website at www.atlaspipelinepartners.com. An audio replay of the conference call will also be available beginning at 12:00 pm EST on Wednesday, February 24, 2010. To access the replay, dial 1-888-286-8010 and enter conference code 20645478.

Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which at December 31, 2009 it owned a 2% general partner interest, all the incentive distribution rights, 5.8 million common and 15,000 $1,000 par value 12% preferred limited partner units of Atlas Pipeline Partners, L.P.

Atlas Pipeline Partners, L.P. is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, northern and western Texas and the Texas panhandle, APL owns and operates eight active gas processing plants and a treating facility, as well as approximately 10,300 miles of active intrastate gas gathering pipeline. In Appalachia, APL is a 49% joint venture partner with The Williams Companies, Inc. (NYSE: WMB) in Laurel Mountain Midstream, LLC, which manages the natural gas gathering system in that region, namely from the Marcellus Shale in southwestern Pennsylvania. For more information, visit APL’s website at www.atlaspipelinepartners.com or contact investorrelations@atlaspipelinepartners.com.

Atlas Energy, Inc. is one of the largest independent natural gas producers in the Appalachian and Michigan Basins and a leading producer in the Marcellus Shale in southwestern Pennsylvania. Atlas Energy, Inc. is also the country’s largest sponsor and manager of tax-advantaged energy investment partnerships that finance the exploration and development of Atlas Energy, Inc.’s acreage. Atlas Energy, Inc. also owns 1.1 million common units in APL and a 64% interest in AHD. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Pipeline Holdings, L.P. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, inability of Atlas Pipeline Partners to successfully integrate the operations at the acquired systems, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Holdings’ reports filed with the SEC, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

Financial Summary

(unaudited; in thousands, except per unit amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008 (1)	2009	2008 (1)
STATEMENTS OF OPERATIONS
Revenue:
Natural gas and liquids	$252,066	$156,094	$778,544	$1,342,782
Transportation, compression, and other fees – affiliates	659	10,797	17,536	43,293
Transportation, compression, and other fees – third parties	2,859	4,404	15,433	21,196
Equity income in joint venture	1,903	—	4,043	—
Gain on asset sales	—	—	111,440	—
Other income (loss), net	(16,456)	191,637	(23,150)	(55,487)

Total revenue and other income (loss), net	241,031	362,932	903,846	1,351,784

Costs and expenses:
Natural gas and liquids	185,331	143,088	594,742	1,080,940
Plant operating	15,761	14,417	58,474	60,835
Transportation and compression	401	3,407	6,657	11,249
General and administrative	10,782	(10,740)	36,646	241
Compensation reimbursement – affiliates	1,606	(2,207)	2,731	1,487
Depreciation and amortization	24,871	21,641	92,434	82,841
Goodwill and other asset impairment loss	10,325	676,860	10,325	676,860
Interest	28,573	23,893	106,373	87,853
Gain on early extinguishment of debt	—	(19,867)	—	(19,867)

Total costs and expenses	277,650	850,492	908,382	1,982,439

Income (loss) from continuing operations	(36,619)	(487,560)	(4,536)	(630,655)

Discontinued operations:
Gain on sale of discontinued operations	—	—	51,078	—
Income from discontinued operations	—	(483)	11,417	20,546

Income from discontinued operations	—	(483)	62,495	20,546

Net income (loss)	(36,619)	(488,043)	57,959	(610,109)
Income attributable to non-controlling interests	(1,101)	30,574	(3,176)	22,781
(Income) loss attributable to non-controlling interest in Atlas Pipeline Partners, L.P.	31,453	390,831	(50,748)	513,675

Net income (loss) attributable to common limited partners	$(6,267)	$(66,638)	$4,035	$(73,653)

Basic:
Continuing operations	$(0.23)	$(2.41)	$(0.17)	$(2.77)
Discontinued operations	—	—	0.32	0.09

	$(0.23)	$(2.41)	$0.15	$(2.68)

Diluted:
Continuing operations	$(0.23)	$(2.41)	$(0.17)	$(2.77)
Discontinued operations	—	—	0.32	0.09

	$(0.23)	$(2.41)	$0.15	$(2.68)

Weighted average common limited partner units outstanding:
Basic	27,676	27,658	27,663	27,511

Diluted	27,676	27,658	27,663	27,511

Amounts attributable to common limited partners:
Continuing operations	$(6,267)	$(66,569)	$(4,834)	$(76,124)
Discontinued operations	—	(69)	8,869	2,471

Net income (loss) attributable to common limited partners	$(6,267)	$(66,638)	$4,035	$(73,653)

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	December 31, 2009	December 31, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$1,103	$7,285
Accounts receivable – affiliates	—	341
Accounts receivable	100,721	100,000
Current portion of derivative asset	998	44,961
Prepaid expenses and other	15,404	10,998
Current assets of discontinued operations	—	13,441

Total current assets	118,226	177,026

Property, plant and equipment, net	1,684,384	1,781,011

Intangible assets, net	168,091	193,647

Investment in joint venture	132,990	—

Long-term portion of derivative asset	361	—

Other assets, net	34,066	25,135

Long-term assets of discontinued operations	—	242,165

	$2,138,118	$2,418,984

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$32,255	$—
Accounts payable – affiliates	2,304	—
Accounts payable	22,928	66,571
Accrued liabilities	14,549	13,293
Accrued interest payable	9,652	2,569
Current portion of derivative liability	33,833	60,947
Accrued producer liabilities	66,211	66,846
Current liabilities of discontinued operations	—	10,572

Total current liabilities	181,732	220,798

Long-term derivative liability	11,126	48,333

Long-term debt, less current portion	1,254,183	1,539,427

Other long-term liability	398	574

Commitments and contingencies

Partners’ capital:
Common limited partners’ interests	(7,755)	(5,463)

Accumulated other comprehensive loss	(6,552)	(15,788)

	(14,307)	(21,251)
Non-controlling interests	(30,925)	(32,337)
Non-controlling interest in Atlas Pipeline Partners, L.P.	735,911	663,440

Total partners’ capital	690,679	609,852

	$2,138,118	$2,418,984

(1)	Restated to reflect amounts reclassified to discontinued operations due to APL’s sale of its NOARK gas gathering and interstate pipeline system.

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